Exhibit 10.4

EXECUTION COPY

TERMINATION AGREEMENT

This TERMINATION AGREEMENT is made and entered into as of January 5, 2015 (this “Agreement”), by and among (i) Chart Acquisition Corp. (“Chart”), (ii) The Tempus Group Holdings, LLC, (“Buyer”), (iii) Tempus Intermediate Holdings, LLC (“TIH”), (iv) each of the members of TIH signatory hereto (the “Members”), (v) Benjamin Scott Terry and John G. Gulbin III, as the Members’ Representative (as defined in the Purchase Agreement (as defined below)) (the “Members’ Representative”), (vi) Chart Acquisition Group LLC, Mr. Joseph Wright and Cowen Overseas Investment LP, as the Warrant Offerors (as defined in the Purchase Agreement) (the “Warrant Offerors”), and (vii) Chart Acquisition Group, LLC, The Chart Group, L.P., Christopher D. Brady, Joseph Wright and Cowen Overseas Investment LP, as the Stockholders (as defined in the Stockholder Agreement (as defined below)) (the “Stockholders”).

RECITALS:

WHEREAS, Chart, Buyer, TIH, the Members, the Members’ Representative and the Warrant Offerors entered into an Equity Transfer and Acquisition Agreement, dated July 15, 2014 (the “Purchase Agreement”);

WHEREAS, TIH, Benjamin Scott Terry, John G. Gulbin III and the Stockholders entered into a Supporting Stockholder Agreement, dated July 15, 2014 (the “Stockholder Agreement” and, together with the Purchase Agreement and all annexes, appendices, exhibits and related documents thereto, the “TIH Agreements”); and

WHEREAS, the parties to this Agreement desire to terminate the TIH Agreements.

AGREEMENT:

NOW, THEREFORE, in consideration of and subject to the mutual agreements, terms and conditions herein contained, the parties hereby agree as follows:

Section 1. Termination. Subject to the terms and conditions set forth herein, (i) the TIH Agreements are hereby terminated, effective immediately, and shall be null and void and no longer of any force or effect (the “Termination”), and (ii) the parties to this Agreement hereby waive any and all requirements with respect to the giving of any prior notice with respect to the Termination and the procedural requirements, form and content of such Termination, in each case, without further obligation on the part of any party hereto to any other party hereto under the TIH Agreements.

Section 2. Mutual Release. Each of the parties to this Agreement hereby, without any other action to be taken, forever fully, unconditionally and irrevocably waives, releases and discharges each of the other parties to this Agreement, together with such other party’s directors, officers, partners, shareholders, members, managers, present and former subsidiaries, principals, employees, insurers, subrogors, subrogees, licensees, predecessors, successors, assigns, agents, attorneys and affiliates (collectively, whether entities or natural persons, “Related Parties”), of and from the terms and obligations of the TIH Agreements, as well as of and from any and all causes of actions, suits, debts, obligations, liabilities, proceedings, orders, damages, judgments, claims, demands and remedies of any nature (whether known or unknown, foreseeable or unforeseeable, liquidated or unliquidated, or insured or uninsured) whatsoever that the parties have or have ever had under the TIH Agreements arising out of or relating to any events occurring or circumstances existing on or prior to the date hereof, notwithstanding any term or provision thereunder or any other agreement between any of the parties to the contrary. The parties to this Agreement do hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any other party hereto or any of the parties’ Related Parties, based upon any matter released hereby.

Section 3. Further Assurances. Each party to this Agreement will, at any time and from time to time after the date hereof, execute and deliver, or cause to be executed and delivered, such further consents, approvals, conveyances, and other documents and instruments, and take, or cause to be taken, such other actions, as the other party may reasonably request in order to carry out or confirm any of the terms and provisions of, or the intent and purpose of, this Agreement.

Section 4. Miscellaneous.

4.1 Governing Law. This Agreement shall be governed by, and interpreted, construed and enforced in accordance with, the internal laws of the State of Delaware without regard to its conflict of laws principles.

4.2 Modification in Writing. The parties hereto agree that this Agreement may be amended or modified only by a mutual writing executed by each of the parties hereto.

4.3 Binding on Successors.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.4 Mutually Drafted. The parties hereto acknowledge that the drafting of this Agreement is a mutual effort among the parties and their counsel and that this Agreement is not to be construed against any party or group of parties as the drafter.

4.5 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

4.6 Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

4.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first set forth above.

CHART ACQUISITION CORP.

By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: President

THE TEMPUS GROUP HOLDINGS, LLC

By:	/s/ Christopher D. Brady
Name: Christopher Brady
Title:

TEMPUS INTERMEDIATE HOLDINGS, LLC

By:	/s/ John G. Gulbin III
Name: John G. Gulbin III
Title: Manager

MEMBERS:

/s/ Benjamin Scott Terry
Benjamin Scott Terry

/s/ John G. Gulbin III
John G. Gulbin III

/s/ Joshua Paul Allen
Joshua Paul Allen

BST 2011 IRREVOCABLE TRUST

By:	/s/ Benjamin Scott Terry
Name: Benjamin Scott Terry
Title: Family Trustee

Signature Page – Termination Agreement

JGG 2011 IRREVOCABLE TRUST

By:		/s/ John G. Gulbin III
Name: John G. Gulbin III
Title: Family Trustee

EARLY VENTURES, LLC

By:		/s/ Sheldon Early
Name: Sheldon Early
Title: President

MEMBERS’ REPRESENTATIVE:

/s/ Benjamin Scott Terry
Benjamin Scott Terry

/s/ John G. Gulbin III
John G. Gulbin III

WARRANT OFFERORS:

CHART ACQUISITION GROUP LLC

By:		The Chart Group, L.P.

	By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: Manager

/s/ Joseph Wright
Joseph Wright

COWEN OVERSEAS INVESTMENT LP

By:		/s/ Owen Littman
Name: Owen Littman
Title: Authorized Signatory

Signature Page – Termination Agreement

STOCKHOLDERS:

CHART ACQUISITION GROUP LLC

By:		The Chart Group, L.P.

	By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: Manager

THE CHART GROUP, L.P.

By:		/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: Manager

/s/ Christopher D. Brady
Christopher D. Brady

/s/ Joseph Wright
Joseph Wright

COWEN OVERSEAS INVESTMENT LP

By:		/s/ Cowen Overseas Investment LP
Name:
Title:

Signature Page – Termination Agreement